EXHIBIT 23.1

                            ZS Consulting Group, LLP
                   Certified Public Accountants and Advisors


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Mobile Vault, Inc.
(A Development Stage Company)
Cameron Park, California


We hereby consent to the inclusion in this Registration Statement on form S-1 of our report dated June 27, 2011 relating to the financial statements of Mobile Vault, Inc.

We further consent to being named as "Experts" in accounting and auditing as defined in the report.


/s/ ZS Consulting Group LLP
Melville, New York
June 27, 2011


        115 Broad Hollow Road, Suite 350       Melville, New York 11747
                 Tel: (516) 394-3344       Fax: (516) 908-7867
                                www.zmscpas.com